UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2006
(Date of earliest event reported)

Access Integrated Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Signatures

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Item 1.01.  Entry into a Material Definitive Agreement

On September 14, 2006, at the Access Integrated Technologies, Inc. (the “Company”) Annual Meeting of Stockholders, the stockholders of the Company approved the proposal to amend the Company’s First Amended and Restated 2000 Stock Option Plan (the “Plan”) to increase the total number of shares of the Company’s Class A Common Stock available for issuance thereunder from 1,100,000 to 2,200,000 shares. The foregoing description is qualified in its entirety by reference to the Plan, as amended and as previously filed by the Company, and the amendment approved on September 14, 2006 which will be filed in accordance with SEC rules and regulations.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of September 19, 2006

ACCESS INTEGRATED TECHNOLOGIES, INC. By: /s/ Gary S. Loffredo Name: Gary S. Loffredo Title: Senior Vice President — Business Affairs, General Counsel and Secretary

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